Van Kampen Harbor Fund
                          Item 77(O) 10F-3 Transactions
                        July 1, 2006 - December 31, 2006



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Millen  11/9/    -     $100.0 $235,00   1,950    0.87%  1.33%   Morgan  JPMorg
 nium     06             0     0,000                            Stanle    an
Pharma                                                            y,
ceutic                                                          JPMorg
  als                                                             an
 Inc.

                                                                Morgan
                                                                Stanel
                                                                  y,
 AGCO   11/29    -     $100.0 $175,00    650     0.37%  0.02%   Goldma  Goldma
 Corp    /06             0     0,000                              n,       n
                                                                Sachs    Sachs
                                                                & Co.,
                                                                 Rabo
                                                                Securi
                                                                 ties
                                                                 USA,
                                                                Inc.,
                                                                Lazard
                                                                Capita
                                                                  l
                                                                Market
                                                                  s

                                                                Citigr
                                                                 oup,
 Ford   12/06    -     $100.0 $4,500,   9,750    0.22%  0.29%   Goldma  Citigr
 Motor   /06             0    000,000                             n,      oup
  Co.                                                           Sachs
 Note                                                           & Co.,
4.250%                                                          JPMorg
  due                                                            an,
12/15/                                                          Deutsc
  36                                                              he
                                                                 Bank
                                                                Securi
                                                                ties,
                                                                Lehman
                                                                Brothe
                                                                 rs,
                                                                Merril
                                                                  l
                                                                Lynch
                                                                & Co.,
                                                                Morgan
                                                                Stanle
                                                                y, BNP
                                                                PARIBA
                                                                  S
                                                                Citigr
                                                                 oup,
  On    12/12    -     $100.0 $484,00  1,300,    0.27%  0.04%   Morgan  Citigr
Semico   /06             0     0,000     000                    Stanle    oup
nducto                                                            y,
r Corp                                                          Credit
2.625%                                                          Suisse
  due                                                             ,
12/15/                                                          Friedm
  26                                                              an
                                                                Billin
                                                                  gs
                                                                Ramsey
                                                                & Co.
                                                                Inc..
                                                                Lehman
                                                                Brothe
                                                                 rs,
                                                                Merril
                                                                  l
                                                                Lynch
                                                                Pierce
                                                                Fenner
                                                                & Smit
                                                                JPMorg
                                                                 an,
Cadenc  12/14    -     $100.0 $250,00  1,300,    0.52%  0.04%   Merril  Merril
   e     /06             0     0,000     000                      l        l
Design                                                          Lynch    Lynch
1.375%                                                          & Co.,
  due                                                           Morgan
12/15/                                                          Stanle
  11                                                              y
                                                                JPMorg
                                                                 an,
Cadenc  12/14    -     $100.0 $250,00  1,300,    0.52%  0.04%   Merril  Merril
   e     /06             0     0,000     000                      l        l
Design                                                          Lynch    Lynch
1.375%                                                          & Co.,
  due                                                           Morgan
12/15/                                                          Stanle
  11                                                              y